EXHIBIT 3.

      SECRETARY OF STATE OF THE
        STATE OF NEVADA                                         ARTICLES
           JUN 27 1995                                             OF
                                                              INCORPORATION
         No. 10678-95                                        TABLE TRAC, INC.
      DEAN HELLER SECRETARY OF STATE                      A Nevada Corporation

         I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Status, do make and file these Articles of Incorporation hereby declaring and certifying that these facts herein stated are true:


                                   ARTICLE I.
                                      NAME

The name of the corporation is TABLE TRAC, INC.


                                   ARTICLE II.
                                     PURPOSE

The purpose of this corporation is to engage in any lawful activity.


                                  ARTICLE III.
                       RESIDENT AGENT & REGISTERED OFFICE

Section 3.01 Resident Agent. The name and address of the resident agent for service of process is the Law Offices of Albert D. Massi, Esquire, 3202 West Charleston Blvd., Las Vegas, Nevada 89102.

Section 3.02 Registered Office. The address of its registered office is 3202 West Charleston Blvd., Las Vegas, Nevada 89102.

Section 3.03 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meeting of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.




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                                   ARTICLE IV.
                                 SHARES OF STOCK

The amount of the total authorized capital stock of this corporation is 2500 shares with no par value. The initial number of stockholders shall be less than fifteen (15).

The capital stock of the Corporation after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no capital issued as fully paid up shall never be assessable or assessed.


                                   ARTICLE V.
                                   DIRECTORS

Section 5.01 GOVERNING BOARD. The members of the governing board of the Corporation shall be styled as Directors.

Section 5.02 INITIAL BOARD OF DIRECTORS. The initial Board of Directors shall consist of two (2) members. The names and addresses of the initial Directors are as follows:

               Name                        Address
               Chad Hoehne                 4200 Kemrich Circle
                                           Minnetonka, MN 55345

               Joseph Nielson              2264 Boulder Ridge Lane
                                           Woodbury, MN 55125

These individuals shall serve as Directors until the First Annual Meeting of the stockholders or until their successors shall have been elected and qualified.

Section 5.03 Change in Number of Directors. The number of specific or total Directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.


                                   ARTICLE VI.
                          INCORPORATOR AND SHAREHOLDERS

The name and address of the incorporator is DENNIS J. MILLER, ESQUIRE, 5700 Corporate Drive, Suite 850, Pittsburgh, Pennsylvania 15237. The names and addresses of the shareholders are:

Chad Hoehne                  4200 Kemrich Circle
Minnetonka, MN 55345

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Joseph Neilson  2264 Older Ridge Lane
Woodbury, MN 55125


                                  ARTICLE VII.
                       DIRECTORS` AND OFFICERS' LIABILITY

A Director or Officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a Director or Officer, but this Article shall not eliminate or limit the liability of a Director or Officer, for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of distributions in violation of N.R.S. 78.300. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or Officer of the Corporation for acts or omissions prior to such repeal or modification.


                                  ARTICLE VIII.
                                    INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgment, fines and amounts paid or to be paid in settlement) reasonable incurred or suffered by him in connection herewith. Such right to indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a Court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.



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Without limiting the application of the foregoing, the Board of Directors may adopt ByLaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation as Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprises against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a Director , Officer , employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.


                                   ARTICLE IX
                                   AMENDMENTS

This Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said By-Laws, and all rights conferred upon by the stockholders are granted subject to this reservation.


                                   ARTICLE X.
                               POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a) Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or repeal the By-Laws of the Corporation;

         (b) To authorize and cause to be executed mortgages and liens, with or without limit to amount, upon the real and personal property of the Corporation;

         (c) To authorize the guarantee by the Corporation of securities, evidences of indebtedness and obligations of other persons, corporations and businesses;

         (d) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and



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         (e) By resolution adopted by a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.


      IN WITNESS WHEREOF, I have set my hand and seal this 2nd day of June, 1995, hereby declaring and certifying that the facts stated herein above are true.


                                    -------------------------------------
                                    DENNIS J. MILLER, Incorporator

ACKNOWLEDGEMENT

COMMONWEALTH OF PENNSYLVANIA        :
                                    :        SS:
COUNTY OF ALLEGHENY                 :


On this 2ND. day of June, 1995, personally appeared before me, a Notary Public, DENNIS J. MILLER, who acknowledged to me that he executed the foregoing instrument.

NOTARIAL SEAL
COLLEEN R DOUGLAS,  NOTARY PUBLIC
ROSS TWP.  ALLEGHENY COUNTY,
MY commission expires APRIL 27 1996

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                                     (SEAL)


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
        Dean Heller                         STATE OF NEVADA                        TELEPHONE 702-697.5203
        SECRETARY OF STATE           OFFICE OF THE SECRETARY OF STATE              Fax 762.687.3471
                                        101 N. CARSON ST., STE.3                   Web site http//sos.state.nv.us
                                     CARSON CITY. NEVADA 89701-4786                FILING Fee.


              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR. PROFIT NEVADA CORPORATIONS
                         -------------------------------

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -


1. Name of corporation:    TABLE TRAC, INC.


2. The Articles have been amended as follows (provide article numbers, if available):
IV. The amount of the total authorized capital stock of this corporation is 5,000,000 shares with no par value. The initial number of stockholders shall be less than fifteen (15). The capital stock of the Corporation after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no capital issued as fully paid up shall never be assessable or assessed.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:--. adopted.

4  Signatures:


President or Vice President                      Secretary or Asst. Secretary
(acknowledgement required)                       (acknowledgement not required)

State of: MN
Country of: Hennepin
This instrument was acknowledged before me on May 7th, 1999, by
Chad Hoehne  (name of person)
as President
as designated to sign this certificate
of TABLE TRAC, INC


Notary Signature   CATHERINE C. MCLAUGHLIN, notary public Minnesota,
                   CARVER COUNTY, My Comm. Expires Jan 31, 2000


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                                     BY-LAWS

                                       OF

                                TABLE TRAC, INC.


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS


1.1 Regular Meetings. Regular meetings of shareholders may be called by the Chief Executive Officer, the Secretary, the Board of Directors, or by shareholder demanded in accordance with Nevada Statutes No meeting shall be designated a regular meeting unless specifically described as such in the notice of meeting or unless all the shareholders are present in person or by proxy, and none of them objects to this designation.

1.2 Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, Chief Financial Officer, two or more directors, or by shareholder demand in accordance with Nevada Statutes.

1.3 Time and Place of Shareholder Meeting. Except as otherwise provided by statute, any meeting of shareholders shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors of the corporation.

1.4 Notice of Shareholder Meeting. Except as otherwise provided by statute, written notice of the date, time, and place of any meeting of shareholders shall be given to every holder of voting shares at such address as appears on the stock book of the corporation at least five days prior to the meeting if by mail, or two days prior to the meeting if by telex, telegram, or in person.

1.5 Voting. Except where a greater percentage is required by statute, the shareholders shall take action by the affirmative vote of the holders of a majority of the votes of the shares present.



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                                   ARTICLE II

                                    DIRECTORS

2.1 Number, Term of Office. The number of directors of the corporation shall be as determined from time to time by the shareholders. Directors need not be shareholders. Each director shall hold office for an indefinite term, not to exceed five years, that expires at the regular meeting of shareholders next held after the director's election and until a successor is elected and has qualified, or until the earlier death, resignation, removal, or disqualification of the director.

2.2 Removal. The Board of Directors or the shareholders may remove any director of the corporation at any time, for cause or without cause. New directors may be elected at a meeting at which directors are removed.

2.3 Board Meetings, Notice. The Chief Executive Officer (if a director), the Chairman of the Board of Directors (if one is elected) or Directors comprising at least one third of the number of directors then in office may call a Board meeting by giving five days notice if by mail, or two days notice if by telephone, telex, telegram, or in person, to all directors of the day or date and time of the meeting. Meetings of the Board of Directors may be held at the day or date, time, and place, as shall be determined by the Board. If the day or date, time, and place have been announced at a previous meeting of the Board, or if a meeting schedule is adopted by the Board, no notice is required. In absence of a designation by the Board of Directors, Board meetings shall be held at the principal executive offices of the corporation.

2.4 (a) Advance Written Consent or Opposition. Any member of the Board or a committee thereof, as the case may be, may give advance written consent or opposition to a proposal to be acted on at a Board or committee meeting. If a director or committee member is not present at the meeting, advance written consent or opposition to a proposal does not constitute presence for the purpose of determining whether a quorum exists, but such advance written consent or opposition shall be a vote in favor of or against the proposal or resolution acted upon at the meeting is substantially the same or has substantially the same effect as the proposal or resolution to which the member of the Board or committee has consented or objected.

         (b) Action Without Meeting. Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. An action




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

         requiring shareholder approval required or permitted to be taken at a board meeting may be taken by written action signed by all the directors. Any such written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken.


                                   ARTICLE III

                                    OFFICERS

3.1 Election; Term of Office; Removal. The Board of Directors shall elect a Chief Executive Officer and Chief Financial Officer, and may elect such other officers as it may deem necessary for the operation and management of the corporation, each of whom shall have the duties and responsibilities incident to the offices which they hold or as determined by the Board. Officers need not be directors or shareholders. Without limiting the foregoing, the Board may elect a Chairman of the Board, President, one or more Vice Presidents, a Treasurer, a Secretary and such assistant officers as it may designate with titles to describe their duties, functions or special responsibilities. Officers shall hold office at the will of the Board for an indefinite term until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.


                                   ARTICLE IV

                                   AMENDMENTS

4.1 Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Nevada Statutes any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board may adopt or amend a Bylaw to increase the number of directors.




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                                    ARTICLE V

                                 INDEMNIFICATION

5.1 The corporation shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by Nevada Statutes.




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